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EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 10-KSB of Mobile Nation,   Inc.
(the  "Company"),  the  undersigned   hereby  certify  in their  capacities  as
Chief  Executive   Officer   and Chief   Financial   Officer  of  the  Company,
respectively,  pursuant to  18 U.S.C.  section 1350,  as adopted   pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: July 5, 2005             By:  /S/ REX MORDEN
                                -------------------
                                Rex A. Morden
                                Chief Executive Officer
                                (principal executive officer)


Dated: July 5, 2005            BY:  /S/  MICHAEL MCGHEE
                                --------------------------
                                Michael McGhee
                                Executive President, Finance
                                (principal financial and accounting
                                officer)